CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Municipal Income Fund:

We consent to the use of our report dated May 5, 2004 for Putnam
Municipal Income Fund incorporated herein by reference and to the references to our firm under the caption "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.


                                                     /s/ KPMG LLP

Boston, Massachusetts
November 8, 2004